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                                                                    EXHIBIT 99.2

Banc One Credit Card Master Trust
Trust Allocation Report


Distribution Date of:                                                  15-Feb-01
Determined as of:                                                      09-Feb-01
For Monthly Period Ending:                                             31-Jan-01
Days in Interest Period (30/360)                                              30
Days in Interest Period (Act/360)                                             30

Ending Pool Balance
-------------------
Principal                                                       3,733,265,058.26
Finance Charge                                                    138,584,797.08
                                                                ----------------
Total                                                           3,871,849,855.34

Seller's Interest Test
----------------------
Ending Portfolio Principal Balance                              3,733,265,058.26
Trust EFA                                                                   0.00
                                                                ----------------
Receivables + EFA                                               3,733,265,058.26

Trust Invested Amount                                           3,100,000,000.00
Trust PFA                                                                   0.00
                                                                ----------------
Trust Adjusted Invested Amount                                  3,100,000,000.00

Seller's Participation Amount (with EFA)                          633,265,058.26
Seller's Participation Amount (w/o EFA)                           633,265,058.26
Seller's Interest Percentage                                              16.96%

Required Seller's Interest Percentage                                      5.00%
Required Seller's Interest                                        186,663,252.91

Required Principal Balance Test
-------------------------------
Ending Portfolio Principal Balance                              3,733,265,058.26
Required Principal Balance                                      3,100,000,000.00
                                                                ----------------
Net Excess/Deficit                                                633,265,058.26

EFA
---
Beginning Excess Funding Account Balance                                    0.00
Required Excess Funding Account Deposit                                     0.00
Excess Funding Account Withdrawal                                           0.00

Shared Principal Collections
----------------------------
Series 1996-A                                                      60,833,735.58
Series 1997-1                                                     206,834,700.97
Series 1997-2                                                     109,500,724.03

Delinquent Accounts
-------------------
30 - 59 days                                             1.89%     73,091,338.89
60 - 89 days                                             1.39%     53,995,907.71
90 days +                                                2.82%    109,154,482.39
Total 30 days +                                          6.10%    236,241,728.99

Miscellaneous
-------------
Gross Credit Losses                                      7.67%     24,388,477.90
Net Credit Losses                                        7.39%     23,493,626.53
Discount Option Receivables                                                 0.00
Discount Percentage                                                        0.00%
Finance Charges Billed                                             54,319,817.46
Fees Billed                                                        10,323,558.16
Interchange                                                         7,651,990.07
Interest Earned on Collection Account                               2,339,296.61